Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Zachary S. Gibler, Gregory T. Kaiser, and John D. Mitchell, Jr., or any of them, as his or her true and lawful attorneys-in-fact and agents, or attorney-in-fact and agent, with power and authority and full power of substitution and resubstitution, for the undersigned and in the name of the undersigned, place and stead, in any and all capacities, (i) to execute, for and on behalf of the undersigned, in the capacity of the undersigned as a director and/or officer of Lighting Science Group Corporation, a Delaware corporation (the “Company”), the registration statement on Form S-1 (Registration No. 333-134969) (“Form S-1”), and any other documents required to be filed by the undersigned in connection therewith by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, together with any and all amendments and supplements thereto, (ii) to do and perform any and all acts for and on behalf of the undersigned which said attorneys-in-fact, or any of them, determine may be necessary or desirable to complete and execute such Form S-1, together with any and all amendments and supplements thereto and all other documents in connection therewith, (iii) to file such form or forms with the Securities and Exchange Commission and any stock exchange of similar authority, and (iv) to perform any other acts that said attorneys-in-fact or agents, or any of them, determine may be necessary in connection with the foregoing that may be in the best interest of or legally required by the undersigned, granting unto said attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said attorneys-in-fact and agents, or any of them, might or should do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorneys-in-fact and agents, or any of them.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and effective as of this 31st day of August 2010.

/s/ Zachary S. Gibler Zachary S. Gibler	/s/ Donald R. Harkleroad Donald R. Harkleroad

/s/ Gregory T. Kaiser Gregory T. Kaiser	/s/ Michael W. Kempner Michael W. Kempner

/s/ John D. Mitchell, Jr. John D. Mitchell, Jr.	/s/ T. Michael Moseley T. Michael Moseley

/s/ Robert E. Bachman Robert E. Bachman	/s/ Richard Weinberg Richard Weinberg